UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2012, the Board of Directors of WebMD Health Corp. (the “Company”) adopted and the Company entered into an Amendment to Rights Agreement (the “Amendment”), which amends and supplements the Rights Agreement, dated as of November 2, 2011 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The purpose of the Amendment is to:

•	extend the expiration date of the Rights Agreement from October 31, 2012 to October 31, 2014;

•	provide that equity compensation awards to directors will not be included in determining whether a stockholder becomes an “Acquiring Person” under the Rights Agreement; and

•	decrease the purchase price payable by holders of rights issued under the Rights Agreement upon exercise of such rights from $153.00 to $66.29.

No other changes to the Rights Agreement were made.

The Rights Agreement, as amended, will be presented for ratification by the Company’s stockholders at the 2013 Annual Meeting of Stockholders of the Company.

Pursuant to General Instruction B.3 of Form 8-K, the description of the Rights Agreement included in the Current Report on Form 8-K filed by the Company on November 3, 2011 is incorporated by reference into this Item 1.01. That description of the Rights Agreement and the description of the Amendment in this Item 1.01 are qualified in their entirety by reference to: the Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference; and the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, dated November 3, 2011.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 above is incorporated by reference herein. The Amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

4.1	Amendment to Rights Agreement, dated as of October 18, 2012, between WebMD Health Corp. and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 19, 2012	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to Rights Agreement, dated as of October 18, 2012, between WebMD Health Corp. and American Stock Transfer & Trust Company, LLC, as Rights Agent